Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SUPERIOR ESSEX COMMUNICATIONS LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I.                                         The name of the limited partnership is Superior Essex Communications LP.

II.                                     The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle.  The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.                                 The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS

SE Communications GP Inc.	150 Interstate North Parkway Atlanta, GA 30339

IV.                                 This Certificate of Limited Partnership shall be effective on June 17, 2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Superior Essex Communication LP, as of June 17, 2004.

SE Communications GP Inc., General Partner

By:	/s/ David S. Aldridge
David S. Aldridge, Vice President and CFO